Exhibit 10.9

FIRST AMENDMENT TO FORBEARANCE AND LOAN MODIFICATION AGREEMENT

This First Amendment to Forbearance and Loan Modification Agreement (this “Amendment”), dated January 20, 2026 (“Execution Date”) but effective as of January 1, 2026 (the “Effective Date”), is entered into by and among ARPS DAIRY, INC. an Ohio corporation (the “Borrower”), BARFRESH FOOD GROUP, INC., a Delaware Corporation, LAMBERTUS M. VANDERMADE, TINA R. VANDERMADE, DAVID A. REISER, BRANT C. DARNELL (collectively, the “Guarantors”) and WESBANCO BANK, INC., successor-in-interest to Premier Bank (“the “Lender”).

BACKGROUND

A. Lender and Borrower entered into, and Guarantors consented to the terms of, that certain Forbearance Agreement dated October 1, 2025 and effective through January 1, 2026 with respect to the various loans, extensions of credit, and other financial accommodations Lender made available to Borrower (the “Forbearance Agreement”)

B. In the Forbearance Agreement, Borrower and Guarantors acknowledged and agreed that upon the Termination Date, all of Borrower’s and Guarantors obligations under the Loan Documents may be immediately accelerated and due and payable in full, in each case without presentment, demand, protest, or notice of any kind to the Borrower or Guarantors, all of which were waived by the Borrower and Guarantors.

C. The Termination Date has passed and Borrower and Guarantors acknowledge that Lender now has the right to exercise any and all of its available rights and remedies under the Loan Documents, the Forbearance Agreement, and applicable law and equity, and that Borrower and Guarantors are unconditionally obligated to pay the Obligations to Lender.

D. Notwithstanding the foregoing, Borrower and Guarantors have requested that Lender further forbear from exercising its various rights and remedies under applicable law and the Loan Documents. Lender, subject to the terms and conditions of the Forbearance Agreement and this Amendment, has agreed to so forbear.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

Section 1- ACKNOWLEDGMENTS AND REAFFIRMATIONS

1.1 Incorporation of Forbearance Agreement. Borrower and Guarantors acknowledge and agree that, except as otherwise provided herein, this Amendment incorporates and adopts all of the terms of the Forbearance Agreement, including, but not limited to, all defined terms, acknowledgments, reaffirmations, releases, forbearance covenants, representations, warranties, conditions precedent, events of default, remedies, and other obligations.

1.2 Ratification and Confirmation. Borrower and Guarantors hereby ratify and confirm that, except as expressly modified and superseded hereby, all of the terms of the Forbearance Agreement and the Loan Documents, including, without limitation, all confirmations, acknowledgments, releases, waivers, consents, indemnifications, covenants, and jury trial waivers contained in all such documents, remain in full force and effect and, as modified and superseded hereby, are reaffirmed and continue to be legal, valid, and binding Obligations of the Borrower and Guarantors and enforceable in accordance with their respective terms.

1.3 Acknowledgment of Obligations. Borrower and Guarantors acknowledge and agree that, as of January 8, 2026, the following principal amounts are outstanding under the Loan Documents (in addition to accrued and unpaid interest, fees, and expenses and all other amounts owed to, chargeable by, or otherwise recoverable by Lender under the Loan Documents):

Promissory Note	Principal Balance

Construction Term Note	$2,170,528.45
Line of Credit Term Note	Paid in Full
Equipment Demand Note	Paid in Full

Section 2- FORBEARANCE

2.1 Amendment to Termination Date. The first sentence of Section 2.2 of the Forbearance Agreement is hereby deleted and replaced with the following:

“Effective as of the Effective Date through and until the earlier to occur of (the “Termination Date”): (a) 5:00 p.m. prevailing Eastern Time on February 1, 2026; and (b) a Forbearance Event of Default (as defined hereinafter) under this Agreement.”

Section 3- RELEASE

3.1 Release by Borrower and Guarantors. Borrower and Guarantors, on behalf of themselves and any person or entity claiming by or through them (collectively, the “Releasors”), hereby unconditionally remises, releases, waives, satisfies, acquits, and forever discharges Lender and its present, former, and future parents, predecessors, successors, assigns, assignees, affiliates, subsidiaries, divisions, departments, subdivisions, owners, partners, principals, trustees, creditors, shareholders, joint ventures, co-venturers, officers and directors (whether acting in such capacity or individually), attorneys, vendors, accountants, nominees, agents (alleged, apparent, or actual), representatives, employees, managers, administrators, loan servicers, asset managers, each person acting or purporting to act for it or on its behalf, and the successors and assigns of any such persons, as releasees (collectively, the “Releasees”), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, mechanics’ liens, judgments, claims, counterclaims, cross-claims, defenses, costs, losses, demands, and/or liabilities whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any, which any of the Releasors ever had, now have, may have, or claim to have against any of the Releasees for or by reason of any cause, matter, or thing whatsoever, arising from the beginning of time to the Effective Date (collectively, the “Claims”), including, without limitation, any and all Claims that in any way arise out of, are connected to, are related to, or are in any manner incidental to the dealings or relationships between the Releasors and Releasees related to the Loan Documents, the transactions contemplated thereby, or any actions or omissions in connection therewith. The foregoing release will be construed in the broadest sense possible.

Borrower and Guarantors warrant and represent that they are the sole and lawful owner of all right, title, and interest in and to every Claim being released hereby and they have not assigned, pledged, hypothecated, or otherwise divested or encumbered all or any part of any Claim being released hereby. Borrower and Guarantors hereby agree to indemnify, defend, and hold harmless any and all of the Releasees from and against any Claims asserted against any Releasee based on, or arising in connection with, any such prior assignment or transfer, whether actual or purported. Borrower and Guarantors hereby absolutely, unconditionally, and irrevocably agrees never to commence, prosecute, cause to be commenced or prosecuted, voluntarily aid in any way, or foment any suit, action, or other proceeding (at law, in equity, in any regulatory proceeding, or otherwise) or otherwise seek any recovery against any of the Releasees based on any of the Claims being released hereby. Borrower and Guarantors hereby specifically warrant, represent, acknowledge, and agree that: (a) none of the provisions of this general release shall be construed as or constitute an admission of any liability on the part of any Releasee; (b) the provisions of this general release shall constitute an absolute bar to any Claim of any kind, whether any such Claim is based on contract, tort, warranty, mistake, or any other theory, whether legal, statutory, or equitable; and (c) any attempt to assert any Claim barred by the provisions of this general release shall subject Borrower and Guarantors to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous, or baseless claims or causes of action, and Borrower hereby agrees to pay, in addition to such other damages as any Releasee may recover as a result of any such attempt, all attorneys’ fees and costs incurred by any Releasee as a result of any such attempt.

Section 4- FORBEARANCE COVENANTS AND LOAN MODIFICATIONS

4.1 Reaffirmation of Forbearance Covenants. Except as otherwise provided in this Amendment, Borrower and Guarantors acknowledge, reaffirm, and agree to each of the Forbearance Covenants set forth in Section 4 of the Forbearance Agreement as if same were fully rewritten herein.

4.2 Acknowledgment of Forbearance Covenant Satisfaction. Lender acknowledges the satisfaction of the covenants contained in Sections 4.1 and 4.3 of the Forbearance Agreement.

4.3 Modification of Construction Loan Documents. The maturity date of the Construction Term Note is hereby amended to reflect a maturity date of February 1, 2026. All references in the remaining Construction Loan Documents to the maturity date of the Construction Loan are hereby amended to reflect a maturity date of February 1, 2026.

4.4 Satisfaction of Construction Loan. Borrower shall satisfy all obligations due and owing under the Construction Term Note on or before 5:00PM prevailing Eastern Time on February 1, 2026.

4.5 Fee. In consideration of Lender’s consents and waivers provided herein, on or before the Execution Date, Borrower shall pay Lender a fee of$10,000.00.

4.6 Termination Date Extension. Provided (i) neither Borrower nor Guarantors are in default of any obligation under the Forbearance Agreement or the Amendment, and (ii) no additional defaults under the Loan Documents not already subject to forbearance under the Forbearance Agreement or the Amendment have occurred, the Termination Date may be extended to the earlier of (i) 5:00PM prevailing Eastern Time on March 1, 2026 or (ii) a Forbearance Event of Default upon satisfaction the following conditions:

a. Borrower and Guarantors are not in default of any obligation under the Forbearance Agreement or the Amendment; and

b. Borrower and Guarantors are not in default of any obligation under the Loan Documents not already subject to forbearance under the Forbearance Agreement or the Amendment; and

c. Written notice of Borrower’s and Guarantors’ desire to extend the Termination Date is provided to Lender at the address required by the Forbearance Agreement on or before 5:00PM EST February 1, 2026; and

d. Borrower pays Lender a fee of $10,000.00 on or before 5:00PM EST February 1, 2026; and

e. Borrower and Guarantors shall have executed and delivered such agreements, instruments, or documents or other things reasonably requested by Lender; and

f. Borrower shall have paid, in immediately available funds, all outstanding reasonable costs and expenses including, without limitation, reasonable attorneys’ fees and costs of Lender in any way related to the Forbearance Agreement, the Amendment, the Loan Documents, or the Events of Default.

Section 5- RESERVED

Section 6- CONDITIONS PRECEDENT

The effectiveness of this Amendment and Lender’s obligations hereunder are conditioned on the satisfaction by Borrower and Guarantors of the following conditions precedent on or before the Execution Date:

6.1 Delivery of Documents. Borrower and Guarantors shall have delivered or cause to be delivered to Lender the following, all satisfactory to Lender in form and substance and if requiring signature, then duly executed by all parties thereto:

a. this Amendment;

b. corporate resolutions from Barfresh and Borrower authorizing Borrower to execute this Amendment;

c. certificates of good standing from Barfresh and Borrower;

d. all other agreements, instruments, or documents or other things reasonably requested by Lender.

6.2 Costs, Expenses, and Attorneys’ Fees. Borrower shall have paid, in immediately available funds, all outstanding reasonable costs and expenses including, without limitation, reasonable attorneys’ fees and costs (to the extent incurred prior to the Execution Date), of Lender in any way related to this Agreement, the Loan Documents, or the Events of Default.

Section 7 - RESERVED

Section 8 - RESERVED

Section 9- MISCELLANEOUS

9.1 References to Loan Documents. On and after the Effective Date, (i) this Amendment shall be deemed part of the Loan Documents, and (ii) all references to the Loan Documents will be deemed to be references to the Loan Documents as amended or otherwise modified by this Amendment.

9.2 Costs, Expenses and Attorneys’ Fees. Borrower agrees to pay all reasonable fees and out-of-pocket costs and expenses incurred by Lender in connection with the Events of Default or in connection with the negotiation, preparation, administration and/or enforcement of the Loan Documents, the Forbearance Agreement, the Amendment, and all other matters related thereto, including, without limitation, all reasonable fees and out-of-pocket expenses of counsel for Lender. The foregoing costs, expenses and fees shall survive any termination of the Forbearance Agreement and this Amendment.

9.3 Governing Law. This Amendment and the rights and obligations of the parties hereunder are to be construed and interpreted in accordance with and governed by the internal laws of the State of Ohio without reference to conflict of laws principles and irrespective of the governing law clauses in any of the Loan Documents.

9.4 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE FORBEARANCE AGREEMENT, THIS AMENDMENT, OR THE OBLIGATIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.5 Warrant of Attorney. The undersigned authorizes any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States of America after an event of default under the Loan Documents or a Forbearance Event of Default, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against Borrower and Guarantors in favor of Lender for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. The undersigned waives any conflict of interest that an attorney hired by Lender may have in acting on Borrower’s or Guarantors’ behalf in confessing judgment against Borrower or Guarantors while such attorney is retained by Lender. Borrower and Guarantors expressly consent to such attorney acting for them in confessing judgment and to such attorney’s fees being paid by Lender or deducted from the proceeds of the collection of the Obligations or collateral security therefor. The foregoing warrant of attorney shall survive any judgment and if any judgment shall be vacated for any reason, the warrant of attorney nevertheless may thereafter be used to obtain an additional judgment or judgments.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

WARNING- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND A COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

WESBANCO BANK, INC.		ARPS DAIRY, INC.

By:	/s/ Mark Bobbitt	By:	/s/ Riccardo Delle Coste
	Mark Bobbitt, Senior		Riccardo Delle Coste
	Vice President & Regional Commercial CRU Officer		President and Chief Executive Officer
Date:	1/20/26	Date:	1/16/26

By:	/s/ Lambertus M. VanderMade
LAMBERTUS M. VANDERMADE
Date:	1/20/26

By:	/s/ Tina R. VanderMade
TINA R. VANDERMADE
Date:	1/20/26

By:	/s/ David A. Reiser
DAVID A. REISER
Date:	1/20/26

By:	/s/ Brant C. Darnell
BRANT C. DARNELL
Date:	1/16/26

BARFRESH FOOD GROUP, INC.

By:	/s/ Riccardo Delle Coste
Riccardo Delle Coste
President and Chief Executive Officer
Date:	1/16/26